Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP REPORTS OPERATING NET INCOME OF $12.0 MILLION, OR $0.44 PER DILUTED SHARE, FOR THIRD QUARTER 2014

October 22, 2014

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported operating net income of $12.0 million, or $0.44 per diluted share, for the quarter ended September 30, 2014, compared to $6.6 million, or $0.27 per diluted share, for the quarter ended September 30, 2013. For the year to date period ending September 30, 2014, the Company reported operating net income of $30.5 million, or $1.17 per diluted share, compared to $17.3 million, or $0.71 per diluted share, for the same period in 2013. During the third quarter of 2014, the Company completed the conversion of Coastal Bankshares, Inc. (“Coastal”) and recorded additional merger expenses totaling approximately $383,000, or $0.01 per share, on an after-tax basis. Including these charges, the Company reported net income for the third quarter of 2014 of $11.7 million, or $0.43 per share. Commenting on the Company’s quarterly results, Edwin W. Hortman, Jr., the Company’s President and Chief Executive Officer, said, “Our bankers turned in an outstanding quarter resulting in an 87% improvement in net earnings available to common shareholders compared to the same quarter in 2013. Additionally, our system conversion of Coastal was successful and we are working diligently to ensure that the cost savings we identified are realized and in place during the fourth quarter of 2014.”

Highlights of the Company’s performance and results for the third quarter of 2014 include the following:

•	Successful conversion of the Coastal customer accounts during August 2014

•	Net income available to common shareholders increased 87.1% compared to the same quarter in 2013

•	The Company declared a cash dividend of $0.05 per common share

•	On an operating basis, return on assets and return on average tangible equity were 1.20% and 17.10%, respectively (including merger-related charges, return on assets and return on average tangible equity were 1.17% and 13.19%, respectively)

•	Total revenue increased to $61.1 million for the third quarter of 2014, compared to $44.0 million for the same quarter in 2013

•	The Company’s net interest margin remained strong at 4.50%, reflecting the lowest level of contribution from accretion income in several years

•	Non-covered loans increased by $78.7 million during the quarter, reflecting an annualized growth rate of 17.6%

•	Tangible common equity to tangible assets increased to 7.27%, a 6.4% increase compared to levels reported at December 31, 2013

•	Noninterest income totaled $17.9 million, compared to $12.3 million for the third quarter of 2013

•	Net income from the Company’s mortgage operations increased to $1.9 million, compared to $1.3 million for the same quarter in 2013

•	SBA loan premium and servicing income increased to $1.8 million in the third quarter of 2014, compared to $884,000 in the same quarter in 2013

Operating Results

Net income for the third quarter of 2014 totaled $11.7 million, an increase of 87.1% compared to the same quarter in 2013. For the year to date period, the Company’s earnings before preferred dividends totaled $27.9 million, compared to $17.3 million for the year to date period in 2013. Return on average assets and average tangible common equity were 1.17% and 16.50%, respectively, for the third quarter of 2014 compared to 0.94% and 10.90%, respectively, for the same quarter of 2013.

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2014 totaled $39.1 million, an increase of $9.8 million, or 33.5%, compared to the $29.3 million reported for the third quarter of 2013. The Company’s net interest margin decreased during the quarter to 4.50%, compared to 4.80% during the third quarter of 2013. The decline in the Company’s net interest margin resulted from continued repricing of the loan portfolio in the current low interest rate environment and lower relative amounts of accretion income. Excluding accretion income, the Company’s net interest income and net interest margin were $36.2 million and 4.17%, respectively, for the third quarter of 2014, compared to $26.9 million and 4.50% for the third quarter of 2013. Additionally, the portion of earning assets concentrated in investment securities, mortgage loans held for sale and loans to municipalities increased to 20.8% during the third quarter of 2014 from 15.6% during the third quarter of 2013. This transition into higher grade assets with lower associated operating expense has been profitable but reduced the margins by approximately 14 basis points.

Yields on earning assets for the third quarter of 2014 were 4.96%, compared to 5.20% for the third quarter of 2013. Total loan yields (including loans held for sale) reflected market pressures and the low rate environment, falling from 5.75% for the third quarter of 2013 to 5.48% for the third quarter of 2014. Excluding the impact of accretion income, overall loan yields fell to 5.08% for the third quarter of 2014, compared to 5.28% for the same quarter of 2013. Loan production yields in the third quarter of 2014 were 4.94%, or 0.12% lower than the portfolio’s quarterly yield. In the same quarter of 2013, loan production yields were 4.89%, or 0.39% lower than the portfolio yield.

The Company’s yield on investment securities during the third quarter of 2014 was 2.75%, compared to 2.72% in the same quarter in 2013. Yield opportunities have been generally higher over the past year and allowed for some expansion in yields and total balances of investment securities.

Total interest expense for the third quarter of 2014 was $4.1 million, compared to $2.5 million for the same quarter of 2013. Increases in total interest expense were driven primarily by increases in total deposits and other borrowings resulting from both acquisition activity and organic growth. Deposit costs were lower during the third quarter of 2014 at 0.30%, compared to 0.33% during the third quarter of 2013. Yields on each deposit class were substantially unchanged over the past year. Management does not expect deposit costs or overall funding costs to decrease materially in the coming quarters given tightening liquidity and increasingly stronger forecasts for asset growth.

Non-interest Income

Non-interest income for the third quarter of 2014 improved to $17.9 million, an increase of $5.6 million, or 45.7%, compared to the same quarter in 2013. The Company’s mortgage operations continued to make improvements in revenues and net income, reporting its best quarter in history for the Company. Total revenue in the mortgage group grew to $9.5 million, an improvement of 47% compared to the same quarter in 2013. Net income improved at a slightly faster pace to $1.9 million, compared to $1.3 million in the third quarter of 2013. Total production in the third quarter of 2014 amounted to $217.4 million (80.4% retail and 18.6% wholesale), compared to $152.1 million in the same quarter of 2013 (74.5% retail and 25.5% wholesale). Relationships with larger builders and real estate firms continue to drive the Company’s production from this division. Open pipelines finished the third quarter of 2014 at $81.5 million, compared to $86.2 million at the beginning of the third quarter of 2014 and $72.5 million at the end of the third quarter of 2013.

Income from service charges for the third quarter of 2014 was $6.7 million, an increase of $1.7 million, or 34.6%, compared to the same quarter in 2013. Stronger growth in commercial and treasury management accounts contributed to the growth in income, as did strong growth in balances that resulted from the Company’s acquisition of The Prosperity Banking Company (“Prosperity”) in December 2013 and Coastal in June 2014.

During the quarter, the Company recorded approximately $1.8 million of SBA income, compared to $884,000 in the same quarter in 2013. Expenses related to SBA lending also increased, from $247,000 in the third quarter of 2013 to $1.2 million in the third quarter of 2014. The Company had several recruiting successes during the third quarter of 2014 on both the leadership and production side in this area and believes the recent momentum and success in government-guaranteed lending is sustainable.

Non-interest Expense

Operating expenses for the third quarter of 2014 totaled $38.6 million, including approximately $551,000 of pre-tax merger-related charges associated with the acquisition of Coastal on June 30, 2014. Excluding the merger charges, operating expenses totaled $38.0 million for the third quarter of 2014, compared to $28.2 million for the same quarter in 2013. Growth in expenses over the prior year relates primarily to the acquisition of Prosperity in December 2013, the acquisition of Coastal in June 2014 and growth in the Company’s mortgage operations over the past year.

On a linked quarter basis, operating expenses exclusive of the merger-related charges reflected an increase of $3.6 million from $34.4 million in the second quarter of 2014 to $38.0 million in the third quarter of 2014. Increases in salaries and benefits associated with higher commissions and incentive accruals were offset by reduced compensation resulting from conversion activity related to prosperity and Coastal that occurred during the first two quarters. Salaries and benefits increased to $20.2 million for the current quarter of 2014, compared to $14.4 million for the same quarter in 2013, as commissions and support costs in the Company’s mortgage operations increased commensurate with the increase in revenues. Excluding compensation costs in the Company’s mortgage operations, salaries and benefits were $15.8 million for the third quarter of 2014, compared to $13.0 million for the second quarter of 2014 and $10.8 million for the third quarter of 2013. Total noninterest expenses in the Company’s mortgage operations increased to $6.0 million for the third quarter of 2014, compared to $4.5 million for the third quarter of 2013.

Non-provision credit resolution-related costs increased from $3.0 million for the third quarter of 2013 to $3.2 million for the third quarter of 2014. Occupancy and equipment costs increased from $3.1 million for the third quarter of 2013 to $4.7 million for the third quarter of 2014 due to the increased number of branches operated by the Company after the acquisition of Prosperity and Coastal. Data processing and telecommunications expenses increased from $3.1 million for the third quarter of 2013 to $3.9 million for the third quarter of 2014.

Balance Sheet Trends

Total assets at September 30, 2014 were $4.00 billion, compared to $3.67 billion reported at December 31, 2013. Loans, including loans held for sale, totaled $2.95 billion at September 30, 2014, compared to $2.52 billion at December 31, 2013. During the third quarter, growth in non-covered loans amounted to $78.7 million, or 17.6% on an annualized basis. Growth during the third quarter of 2014 was spread evenly across most loan types, including agriculture, municipal, commercial real estate and mortgage.

Investment securities at the end of the quarter amounted to $542.2 million, or 15.4% of earning assets, compared to $503.1 million, or 15.6% of earning assets, at December 31, 2013.

Funding sources continued to improve over year end levels. At September 30, 2014, total deposits amounted to $3.37 billion, or 93.2% of total funding, compared to $3.0 billion and 90.0%, respectively, at December 31, 2013. Non-interest bearing deposits reflected the largest growth, ending the current quarter at $816.5 million, or 24.2% of total deposits, compared to $668.5 million, or 22.3%, at December 31, 2013. Successful retention of acquired deposit accounts has positively impacted our deposit mix and total funding levels. Reductions in borrowings with the FHLB of $65.0 million have occurred throughout the year and have been the primary driver of the Company’s increased reliance on core deposits for its total funding.

Stockholders’ equity at September 30, 2014 totaled $353.8 million, compared to $316.7 million reported at December 31, 2013. The retirement of $28 million of preferred equity in the first quarter of 2014 has been more than offset by the Company’s consolidated earnings and issuance of common stock associated with the acquisition of Coastal on June 30, 2014. During the second quarter of 2014, the Company issued 1.6 million shares to complete the purchase of Coastal, increasing stockholders’ equity by $34.5 million.

Tangible common equity as a percentage of tangible assets increased to 7.27% at the end of the third quarter of 2014, compared to 6.83% at the end of 2013. The combination of the Company’s net earnings, additional common equity and intangibles associated with the Coastal acquisition account for the majority of the increase in the Company’s capital ratios. Tangible book value increased to $10.68 per share at September 30, 2014, compared to $9.87 per share at December 31, 2014.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 74 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2014	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Sept. 2014	Sept. 2013

EARNINGS

Net Income Available to Common Shareholders	$11,663	$8,130	$8,064	$966	$6,234	$27,857	$17,314

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.44	$0.32	$0.32	$0.04	$0.26	$1.08	$0.72
Diluted	$0.43	$0.32	$0.32	$0.04	$0.26	$1.07	$0.71
Cash Dividends per share	$0.05	$0.05	$—	$—	$—	$0.10	$—
Book value per share (period end)	$13.22	$12.83	$11.93	$11.50	$10.98	$13.22	$10.98
Tangible book value per share (period end)	$10.68	$10.26	$10.31	$9.87	$10.85	$10.68	$10.85
Weighted average number of shares:
Basic	26,773,033	25,180,665	25,144,342	24,021,447	23,900,665	25,705,313	23,882,539
Diluted	27,160,886	25,633,130	25,573,320	24,450,619	24,315,821	26,099,413	24,297,695
Period-end number of shares	26,774,402	26,771,821	25,159,073	25,098,427	23,907,509	26,774,402	23,907,509
Market data:
High closing price	$24.04	$23.90	$24.00	$21.42	$19.79	$24.04	$19.79
Low closing price	$21.00	$19.73	$19.86	$17.69	$17.35	$19.73	$12.79
Period end closing price	$21.95	$21.56	$23.30	$21.11	$18.38	$21.95	$18.38
Average daily volume	79,377	79,038	103,279	94,636	75,545	87,019	60,457

PERFORMANCE RATIOS
Return on average assets	1.17%	0.93%	0.96%	0.19%	0.94%	1.01%	0.89%
Return on average common equity	13.19%	10.53%	11.66%	2.20%	10.75%	10.73%	10.44%
Earning asset yield (TE)	4.96%	5.08%	5.01%	4.84%	5.20%	5.02%	5.26%
Total cost of funds	0.45%	0.42%	0.43%	0.40%	0.39%	0.43%	0.39%
Net interest margin (TE)	4.50%	4.65%	4.57%	4.43%	4.80%	4.57%	4.85%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	28.86%	28.87%	25.02%	26.45%	27.76%	27.70%	26.74%
Efficiency ratio	67.64%	73.05%	70.36%	92.74%	69.09%	70.25%	69.02%

CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	8.85%	8.64%	8.60%	8.63%	10.30%	8.85%	10.30%
Tangible common equity to tangible assets	7.27%	7.04%	7.53%	6.83%	9.22%	7.27%	9.22%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.27%	7.04%	7.53%	6.83%	9.22%	7.27%	9.22%
Effect of preferred equity	0.00%	0.00%	0.00%	0.76%	0.99%	0.00%	0.99%
Effect of goodwill and other intangibles	1.58%	1.61%	1.07%	1.04%	0.09%	1.58%	0.09%

Equity to assets (GAAP)	8.85%	8.64%	8.60%	8.63%	10.30%	8.85%	10.30%

OTHER PERIOD-END DATA
Banking Division FTE	867	888	785	820	678	867	678
Mortgage Division FTE	176	175	161	164	158	176	158

Total Ameris Bancorp FTE Headcount	1,043	1,063	946	984	836	1,043	836

Assets per Banking Division FTE	$4,613	$4,474	$4,443	$4,473	$4,157	$4,613	$4,157
Branch locations	74	74	68	68	57	74	57
Deposits per branch location	$45,583	$45,798	$44,274	$44,106	$42,867	$45,583	$42,867

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2014	2014	2014	2013	2013	2014	2013

INCOME STATEMENT

Interest income
Interest and fees on loans	$39,610	$35,297	$34,469	$29,289	$29,633	$109,376	$88,208
Interest on taxable securities	3,034	2,953	2,985	1,998	1,720	8,972	5,136
Interest on nontaxable securities	496	312	335	342	352	1,143	1,071
Interest on deposits in other banks	46	45	79	118	44	170	158
Interest on federal funds sold	—	—	5	2	—	5	—

Total interest income	43,186	38,607	37,873	31,749	31,749	119,666	94,573

Interest expense
Interest on deposits	$2,540	$2,205	$2,183	$2,066	$2,025	$6,928	$6,334
Interest on other borrowings	1,514	1,138	1,206	632	404	3,858	1,105

Total interest expense	4,054	3,343	3,389	2,698	2,429	10,786	7,439

Net interest income	39,132	35,264	34,484	29,051	29,320	108,880	87,134

Provision for loan losses	1,669	1,365	1,726	1,478	2,920	4,760	10,008

Net interest income after provision for loan losses	$37,463	$33,899	$32,758	$27,573	$26,400	$104,120	$77,126

Noninterest income
Service charges on deposit accounts	$6,659	$5,847	$5,586	$5,065	$4,948	$18,092	$14,480
Mortgage banking activity	7,498	6,944	5,068	4,431	5,232	19,510	14,697
Other service charges, commissions and fees	690	662	652	612	593	2,004	1,539
Gain(loss) on sale of securities	132	—	6	—	—	138	171
Other non-interest income	2,922	2,366	1,442	1,409	1,515	6,730	4,145

Total noninterest income	17,901	15,819	12,754	11,517	12,288	46,474	35,032

Noninterest expense
Salaries and employee benefits	20,226	16,942	17,394	15,071	14,412	54,562	41,599
Occupancy and equipment expenses	4,669	4,071	4,064	3,228	3,149	12,804	9,058
Data processing and telecommunications expenses	3,928	3,940	3,454	3,061	3,072	11,322	8,478
Credit resolution related expenses (1)	3,186	2,840	2,190	5,322	2,971	8,216	10,164
Advertising and marketing expenses	594	718	710	604	434	2,022	1,016
Amortization of intangible assets	698	437	533	346	346	1,668	1,068
Merger and conversion charges	551	2,872	450	4,350	512	3,873	512
Other non-interest expenses	4,727	5,498	4,444	5,642	3,853	14,669	12,426

Total noninterest expense	38,579	37,318	33,239	37,624	28,749	109,136	84,321

Income before income taxes	$16,785	$12,400	$12,273	$1,466	$9,939	$41,458	$27,837

Income tax expense	5,122	4,270	3,923	88	3,262	13,315	9,197

Net income	$11,663	$8,130	$8,350	$1,378	$6,677	$28,143	$18,640

Preferred stock dividends	—	—	286	412	443	286	1,326

Net income available to common shareholders	$11,663	$8,130	$8,064	$966	$6,234	$27,857	$17,314

Diluted earnings available to common shareholders	0.43	0.32	0.32	0.04	0.26	1.07	0.71

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.
	2014	2014	2014	2013	2013

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$69,421	$80,986	$71,387	$62,955	$53,516
Federal funds sold and interest bearing balances	40,165	44,800	48,677	204,984	73,899
Investment securities available for sale, at fair value	529,509	535,630	456,713	486,235	312,248
Other investments	12,687	10,971	9,322	16,828	7,764
Mortgage loans held for sale	110,059	81,491	51,693	67,278	69,634

Loans, net of unearned income	1,848,759	1,770,059	1,695,382	1,618,454	1,589,267
Purchased, non-covered loans	673,724	702,131	437,269	448,753	—
Covered loans	313,589	331,250	372,694	390,237	417,649
Less allowance for loan losses	(22,212)	(22,254)	(22,744)	(22,377)	(23,854)

Loans, net	2,813,860	2,781,186	2,482,601	2,435,067	1,983,062

Other real estate owned	35,320	35,373	33,839	33,351	37,978
Purchased, non-covered other real estate owned	13,660	16,598	3,864	4,276	—
Covered other real estate owned	28,883	38,426	42,636	45,893	52,552

Total other real estate owned	77,863	90,397	80,339	83,520	90,530

Premises and equipment, net	98,752	99,495	87,430	103,188	65,661
Goodwill	58,879	58,903	35,049	35,049	956
Other intangibles, net	9,114	9,812	5,477	6,009	1,972
FDIC loss sharing receivable	38,233	49,180	53,181	65,441	81,763
Cash value of bank owned life insurance	58,217	57,864	49,738	49,432	49,095
Other assets	82,649	72,420	56,377	51,663	28,402

Total assets	$3,999,408	$3,973,135	$3,487,984	$3,667,649	$2,818,502

Liabilities
Deposits:
Noninterest-bearing	$816,517	$790,798	$698,866	$668,531	$475,505
Interest-bearing	2,556,602	2,598,237	2,311,781	2,330,700	1,967,916

Total deposits	3,373,119	3,389,035	3,010,647	2,999,231	2,443,421
Federal funds purchased & securities sold under agreements to repurchase	32,351	51,109	49,974	83,516	20,255
Other borrowings	147,409	100,293	59,677	194,572	5,000
Other liabilities	27,615	24,457	12,028	18,165	17,201
Subordinated deferrable interest debentures	65,084	64,842	55,628	55,466	42,269

Total liabilities	3,645,578	3,629,736	3,187,954	3,350,950	2,528,146

Stockholders’ equity
Preferred stock	$—	$—	$—	$28,000	$27,938
Common stock	28,158	28,155	26,536	26,462	25,271
Capital surplus	224,142	222,550	190,513	189,722	165,835
Retained earnings	109,170	100,185	92,055	83,991	83,025
Accumulated other comprehensive income/(loss)	3,974	4,123	2,374	(294)	(531)
Less treasury stock	(11,614)	(11,614)	(11,448)	(11,182)	(11,182)

Total stockholders’ equity	353,830	343,399	300,030	316,699	290,356

Total liabilities and stockholders’ equity	$3,999,408	$3,973,135	$3,487,984	$3,667,649	$2,818,502

Other Data
Earning Assets	3,515,805	3,465,361	3,062,428	3,215,941	2,462,697
Intangible Assets	67,993	68,715	40,526	41,058	2,928
Interest Bearing Liabilities	2,801,446	2,814,481	2,477,060	2,664,254	2,035,440
Average Assets	3,969,893	3,494,466	3,521,588	2,937,434	2,806,799
Average Common Stockholders’ Equity	350,733	309,696	290,462	248,429	246,490

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2014	2014	2014	2013	2013	2014	2013

ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$22,254	$22,744	$22,377	$23,854	$24,217	$22,377	$23,593

Provision for loan loss (2)	1,573	997	1,501	1,200	2,449	4,071	8,747

Charge-offs	1,975	1,973	1,606	3,591	3,457	5,554	9,693
Recoveries	360	486	472	914	645	1,318	1,207

Net charge-offs (recoveries)	1,615	1,487	1,134	2,677	2,812	4,236	8,486

Ending balance	$22,212	$22,254	$22,744	$22,377	$23,854	$22,212	$23,854

As a percentage of loans	1.20%	1.26%	1.34%	1.38%	1.50%	1.20%	1.50%
As a percentage of nonperforming loans	97.38%	100.65%	85.09%	76.63%	75.20%	97.38%	75.20%

Net charge-off information
Charge-offs
Commercial, financial & agricultural	$191	$165	$743	$543	$482	$1,099	$1,216
Real estate - residential	406	752	181	1,785	1,323	1,339	3,430
Real estate - commercial & farmland	953	769	533	698	1,080	2,255	2,873
Real estate - construction & development	296	157	65	422	367	518	1,598
Consumer installment	129	130	84	143	205	343	576

Total charge-offs	1,975	1,973	1,606	3,591	3,457	5,554	9,693

Recoveries
Commercial, financial & agricultural	47	134	49	92	212	230	340
Real estate - residential	52	48	83	368	291	183	520
Real estate - commercial & farmland	31	9	143	12	5	183	18
Real estate - construction & development	96	96	108	385	84	300	88
Consumer installment	134	199	89	57	53	422	241

Total recoveries	360	486	472	914	645	1,318	1,207

Net charge-offs (recoveries)	$1,615	$1,487	$1,134	$2,677	$2,812	$4,236	$8,486

Non-accrual loans (excluding purchased non-covered and covered loans)	$22,810	$22,111	$26,729	$29,203	$31,720	$22,810	$31,720
Non-accrual purchased non-covered loans	17,007	15,770	15,318	6,659		17,007	—
Foreclosed assets (excluding purchased assets)	35,320	35,373	33,839	33,351	37,978	35,320	37,978
Purchased, non-covered other real estate owned	13,660	16,598	3,864	4,276		13,660	—
Accruing loans delinquent 90 days or more	—	—	—	—	—	—	—

Total non-performing assets, excluding covered assets	$88,797	$89,852	$79,750	$73,489	$69,698	$88,797	$69,698

Non-performing assets as a percent of total assets	2.22%	2.26%	2.29%	2.00%	2.47%	2.22%	2.47%
Net charge offs as a percent of loans (Annualized)	0.35%	0.34%	0.27%	0.66%	0.70%	0.31%	0.71%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss-sharing agreements with the FDIC.
(2)	During 2013 and 2014, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC-assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Sept.	Jun.	Mar.	Dec.	Sept.
Loans by Type	2014	2014	2014	2013	2013
Commercial, financial & agricultural	$334,783	$304,588	$270,571	$244,373	$244,991
Real estate - construction & development	154,315	149,346	149,543	146,371	132,277
Real estate - commercial & farmland	882,160	850,000	836,230	808,323	799,149
Real estate - residential	436,515	422,731	393,001	351,886	355,920
Consumer installment	31,403	31,902	32,345	34,249	36,303
Other	9,583	11,492	13,692	33,252	20,627

Total Legacy (excluding purchased non-covered and covered)	$1,848,759	$1,770,059	$1,695,382	$1,618,454	$1,589,267

Commercial, financial & agricultural	$38,077	$41,583	$30,810	$32,141	$—
Real estate - construction & development	60,262	64,084	31,820	31,176	—
Real estate - commercial & farmland	296,790	311,748	174,281	179,898	—
Real estate - residential	273,347	278,451	196,078	200,851	—
Consumer installment	5,248	6,265	4,280	4,687	—

Total Purchased non-covered (net of discounts)	$673,724	$702,131	$437,269	$448,753	$—

Commercial, financial & agricultural	$22,545	$25,209	$24,813	$26,550	$27,768
Real estate - construction & development	27,756	31,600	41,434	43,179	50,702
Real estate - commercial & farmland	180,566	188,643	214,649	224,451	237,086
Real estate - residential	82,445	85,518	91,372	95,173	101,146
Consumer installment	277	280	426	884	947

Total Covered (net of discounts)	$313,589	$331,250	$372,694	$390,237	$417,649

Total Loan Portfolio:
Commercial, financial & agricultural	$395,405	$371,380	$326,194	$303,064	$272,759
Real estate - construction & development	242,333	245,030	222,797	220,726	182,979
Real estate - commercial & farmland	1,359,516	1,350,391	1,225,160	1,212,672	1,036,235
Real estate - residential	792,307	786,700	680,451	647,910	457,066
Consumer installment	36,928	38,447	37,051	39,820	37,250
Other	9,583	11,492	13,692	33,252	20,627

Total Loans	$2,836,072	$2,803,440	$2,505,345	$2,457,444	$2,006,916

Troubled Debt Restructurings, excluding purchased non-covered and covered loans:
Accruing loan types:
Commercial, financial & agricultural	$257	$257	$711	$515	$521
Real estate - construction & development	1,917	2,080	1,953	1,896	1,926
Real estate - commercial & farmland	7,080	7,590	8,733	6,913	6,693
Real estate - residential	7,973	7,335	7,364	7,818	7,871
Consumer installment	34	75	87	72	13

Total Accruing TDRs	$17,261	$17,337	$18,848	$17,214	$17,024

Non-accruing loan types:
Commercial, financial & agricultural	$507	$465	$40	$525	$533
Real estate - construction & development	196	32	29	32	29
Real estate - commercial & farmland	1,672	2,151	1,316	2,273	1,858
Real estate - residential	759	1,044	961	834	704
Consumer installment	93	51	19	19	26

Total Non-accrual TDRs	$3,227	$3,743	$2,365	$3,683	$3,150

Total Troubled Debt Restructurings	$20,488	$21,080	$21,213	$20,897	$20,174

The following table presents the loan portfolio by risk grade, excluding purchased non-covered and covered loans:
Grade 10 - Prime credit	$121,486	$110,842	$93,805	$74,381	$72,759
Grade 15 - Good credit	222,714	226,652	243,963	230,212	230,810
Grade 20 - Satisfactory credit	908,054	866,356	817,718	773,051	731,154
Grade 23 - Performing, under-collateralized credit	28,826	28,429	31,056	31,604	30,729
Grade 25 - Minimum acceptable credit	484,200	450,363	417,177	420,491	433,358
Grade 30 - Other asset especially mentioned	31,750	33,360	38,240	30,591	28,952
Grade 40 - Substandard	51,640	54,047	53,286	57,987	61,270
Grade 50 - Doubtful	88	10	137	137	235
Grade 60 - Loss	1	—	—	—	—

Total	$1,848,759	$1,770,059	$1,695,382	$1,618,454	$1,589,267

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2014	2014	2014	2013	2013	2014	2013

AVERAGE BALANCES

Federal funds sold	$500	$500	$7,455	$3,243	$—	$2,793	$—
Interest bearing deposits in banks	63,355	50,850	99,751	172,117	66,424	71,185	73,194
Investment securities - taxable	451,563	418,498	411,251	276,702	260,262	427,252	273,303
Investment securities - nontaxable	74,176	49,631	51,092	51,291	52,279	58,384	52,127
Other investments	8,209	6,629	12,330	8,255	7,764	8,100	7,155
Mortgage loans held for sale	83,751	54,517	49,397	65,683	61,249	62,506	103,658
Loans	1,795,059	1,706,564	1,639,672	1,602,942	1,564,311	1,697,559	1,458,988
Purchased non-covered loans	688,452	433,249	441,138	43,900	—	538,802	—
Covered loans	324,498	354,766	379,460	401,045	427,482	352,707	454,361

Total Earning Assets	$3,489,563	3,075,204	3,091,546	2,625,178	$2,439,771	$3,219,288	$2,422,786

Noninterest bearing deposits	$807,416	$680,058	$666,493	$528,732	$468,588	$718,505	$476,419
NOW accounts	743,352	691,353	675,199	604,828	573,088	703,551	595,017
MMDA	861,197	770,047	749,150	655,782	639,304	793,875	614,740
Savings accounts	155,559	145,528	143,109	107,058	104,498	148,111	103,812
Retail CDs < $100,000	439,150	356,483	373,523	293,689	290,771	389,959	302,373
Retail CDs > $100,000	370,166	360,703	361,861	352,043	349,931	364,274	357,478
Brokered CDs	5,970	5,970	5,970	10,687	12,970	5,970	16,174

Total Deposits	3,382,810	3,010,142	2,975,305	2,552,819	2,439,150	3,124,245	2,466,013

FHLB advances	55,435	28,626	68,333	9,521	—	50,751	—
Other borrowings	47,346	35,280	30,004	6,304	1,739	37,607	586
Subordinated debentures	64,953	55,789	55,092	46,263	42,269	58,647	42,269
Federal funds purchased and securities sold under agreements to repurchase	44,316	40,008	57,112	41,402	18,446	47,099	22,024

Total Non-Deposit Funding	212,050	159,703	210,541	103,490	62,454	194,104	64,879

Total Funding	$3,594,860	$3,169,845	$3,185,846	$2,656,309	$2,501,604	$3,318,349	$2,530,892

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2014	2014	2014	2013	2013	2014	2013

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$—	$—	$5	$2	$—	$5	$—
Interest bearing deposits in banks	47	45	79	118	44	171	158
Investment securities - taxable	3,034	2,953	2,985	1,998	1,720	8,972	5,136
Investment securities - nontaxable (TE)	670	421	452	462	475	1,543	1,446
Mortgage loans held for sale	787	457	403	554	603	1,646	2,762
Loans (TE)	21,790	21,996	20,647	20,810	20,882	64,433	59,762
Purchased non-covered loans	12,610	7,933	6,865	570	—	27,408	—
Covered loans	4,726	5,164	6,761	7,508	8,248	16,651	26,079

Total Earning Assets	$43,663	$38,969	$38,197	$32,022	$31,972	$120,829	$95,342

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	324	291	288	297	248	903	800
MMDA	783	722	681	625	606	2,186	1,683
Savings accounts	42	40	37	29	29	119	87
Retail CDs < $100,000	596	478	489	399	406	1,563	1,341
Retail CDs > $100,000	749	626	640	629	635	2,015	2,016
Brokered CDs	47	48	48	86	101	143	407

Total Deposits	2,541	2,205	2,183	2,065	2,025	6,929	6,334

FHLB advances	51	26	37	63	—	114	—
Other borrowings	558	415	408	137	20	1,381	20
Subordinated debentures	866	666	708	376	359	2,240	992
Federal funds purchased and securities sold under agreements to repurchase	39	31	53	56	26	123	94

Total Non-Deposit Funding	1,514	1,138	1,206	632	405	3,858	1,106

Total Funding	$4,055	$3,343	$3,389	$2,697	$2,430	$10,787	$7,440

Net Interest Income (TE)	$39,608	$35,626	$34,808	$29,325	$29,542	$110,042	$87,902

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2014	2014	2014	2013	2013	2014	2013
YIELDS (1)

Federal funds sold	0.00%	0.00%	0.27%	0.24%	0.00%	0.24%	0.00%
Interest bearing deposits in banks	0.29%	0.35%	0.32%	0.27%	0.26%	0.32%	0.29%
Investment securities - taxable	2.67%	2.83%	2.94%	2.86%	2.62%	2.81%	2.51%
Investment securities - nontaxable	3.58%	3.40%	3.59%	3.57%	3.60%	3.53%	3.71%
Mortgage loans held for sale	3.73%	3.36%	3.31%	3.35%	3.91%	3.52%	3.56%
Loans	4.82%	5.17%	5.11%	5.15%	5.30%	5.07%	5.48%
Purchased non-covered loans	7.27%	7.34%	6.31%	5.15%	0.00%	6.80%	0.00%
Covered loans	5.78%	5.84%	7.23%	7.43%	7.65%	6.31%	7.67%

Total Earning Assets	4.96%	5.08%	5.01%	4.84%	5.20%	5.02%	5.26%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.17%	0.17%	0.17%	0.19%	0.17%	0.17%	0.18%
MMDA	0.36%	0.38%	0.37%	0.38%	0.38%	0.37%	0.37%
Savings accounts	0.11%	0.11%	0.10%	0.11%	0.11%	0.11%	0.11%
Retail CDs < $100,000	0.54%	0.54%	0.53%	0.54%	0.55%	0.54%	0.59%
Retail CDs > $100,000	0.80%	0.70%	0.72%	0.71%	0.72%	0.74%	0.75%
Brokered CDs	3.12%	3.22%	3.26%	3.19%	3.09%	3.20%	3.36%

Total Deposits	0.30%	0.29%	0.30%	0.32%	0.33%	0.30%	0.34%

FHLB advances	0.36%	0.36%	0.22%	2.63%	0.00%	0.30%	0.00%
Other borrowings	4.68%	4.72%	5.51%	8.62%	4.56%	4.91%	4.56%
Subordinated debentures	5.29%	4.79%	5.21%	3.22%	3.37%	5.11%	3.14%
Federal funds purchased and securities sold under agreements to repurchase	0.35%	0.31%	0.38%	0.54%	0.56%	0.35%	0.57%

Total Non-Deposit Funding	2.83%	2.86%	2.32%	2.42%	2.57%	2.66%	2.28%

Total funding (3)	0.45%	0.42%	0.43%	0.40%	0.39%	0.43%	0.39%

Net interest spread	4.52%	4.66%	4.58%	4.44%	4.81%	4.58%	4.87%

Net interest margin	4.50%	4.65%	4.57%	4.43%	4.80%	4.57%	4.85%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
Net Operating Income Reconciliation	Sept. 2014	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Sept. 2014	Sept. 2013

Net income available to common shareholders	$11,663	$8,130	$8,064	$966	$6,234	$27,857	$17,314

Conversion charges	551	2,872	450	4,350	512	3,873	512
Tax effect of conversion charges	(168)	(989)	(144)	(261)	(168)	(1,244)	(169)

Plus: After tax conversion charges	383	1,883	306	4,089	344	2,629	343

Net operating income	12,046	10,013	8,370	5,055	6,578	30,486	17,657

	Three Months Ended					Nine Months Ended
Core Earnings Reconciliation	Sept. 2014	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Sept. 2014	Sept. 2013

Pre-tax operating profit/(loss)	$16,785	$12,400	$12,273	$1,466	$9,939	$41,458	$27,837
Plus: Credit Related Costs
Provision for loan losses	1,669	1,365	1,726	1,478	2,920	4,760	10,008
(Gains)/Losses on the sale of legacy OREO	(3)	283	(55)	310	(157)	225	(43)
Gains/(Losses) on the sale of covered OREO	(184)	249	118	—	—	183	3,176
Problem loan and OREO expense	3,373	2,309	2,127	5,012	3,128	7,809	7,031
Interest reversed (received) on non-accrual loans	94	71	246	29	216	411	388

Total Credit-Related Costs	4,949	4,277	4,162	6,829	6,107	13,388	20,560

Plus: Cconversion charges	551	2,872	450	4,350	512	3,873	512
Less: Non-recurring gains
Gains related to FDIC acquisitions	—	—	—	—	—	—	—
Gains on sales of securities	(132)	—	(6)	—	—	(138)	(171)
Gains on sales of bank premises	(616)	—	—	—	159	(616)	(310)
Other non-recurring adjustments	—	(870)	—	—	(1,771)	(870)	(4,855)

Pretax, Pre-provision earnings	$21,537	$18,679	$16,879	$12,645	$14,946	$57,095	$43,573

As percentage of average assets, annualized	2.15%	2.14%	1.94%	1.71%	2.11%	1.92%	2.08%

	Three Months Ended					Nine Months Ended
Recurring Operating Expenses	Sept. 2014	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Sept. 2014	Sept. 2013

Total Operating Expenses	38,579	37,318	33,239	37,624	28,749	109,136	84,321
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	3	(283)	55	(310)	157	(225)	43
Gains/(Losses) on the sale of covered OREO	184	(249)	(118)	—	—	(183)	(3,176)
Problem loan and OREO expense	(3,373)	(2,309)	(2,127)	(5,012)	(3,128)	(7,809)	(7,031)
Severance payments	—	—	—	—	(99)	—	—
Conversion expenses	(551)	(2,872)	(450)	(4,350)	(413)	(3,873)	—
Gains/(Losses) on the sale of premises	616	—	—	—	(159)	616	310

Recurring operating expenses	$35,458	$31,605	$30,599	$27,952	$25,107	$97,662	$74,467

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Segment Reporting	2014	2014	2014	2013	2013	2014	2013

Banking Division:
Net interest income	$36,785	$33,925	$33,384	$27,930	$28,089	$104,094	$84,372
Provision for loan losses	994	1,365	1,726	1,478	2,920	4,085	10,008
Noninterest income	10,766	8,817	7,590	7,086	7,054	27,173	20,333
Noninterest expense:
Salaries and employee benefits	15,817	13,005	13,826	11,841	10,799	42,648	32,314
Occupancy	4,301	3,771	3,762	3,080	3,029	11,834	8,575
Data Processing	3,622	3,597	3,332	2,953	2,908	10,551	8,013
Other expenses	8,887	11,053	7,512	14,257	7,473	27,452	22,807

Total noninterest expense	32,627	31,426	28,432	32,131	24,209	92,485	71,709

Income before income taxes	13,930	9,951	10,816	1,407	8,014	34,697	22,988
Income Tax	4,123	3,413	3,413	67	2,588	10,949	7,500
Net income	9,807	6,538	7,403	1,340	5,426	23,748	15,488
Preferred stock dividends	—	—	286	412	443	286	1,326

Net income available to common shareholders	$9,807	$6,538	$7,117	$928	$4,983	$23,462	$14,162

Mortgage Division:
Net interest income	$2,347	$1,339	$1,100	$1,121	$1,231	$4,786	$2,762
Provision for loan losses	675	—	—	—	—	675	—
Noninterest income	7,135	7,002	5,164	4,431	5,234	19,301	14,699
Noninterest expense:
Salaries and employee benefits	4,409	3,937	3,568	3,230	3,613	11,914	9,285
Occupancy	368	300	302	148	120	970	483
Data Processing	306	343	122	108	164	771	465
Other expenses	869	1,312	815	2,007	643	2,996	2,379

Total noninterest expense	5,952	5,892	4,807	5,493	4,540	16,651	12,612

Income before income taxes	2,855	2,449	1,457	59	1,925	6,761	4,849
Income Tax	999	857	510	21	674	2,366	1,697
Net income	1,856	1,592	947	38	1,251	4,395	3,152
Preferred stock dividends	—	—	—	—	—	—	—

Net income available to common shareholders	$1,856	$1,592	$947	$38	$1,251	$4,395	$3,152

Total Consolidated:
Net interest income	$39,132	$35,264	$34,484	$29,051	$29,320	$108,880	$87,134
Provision for loan losses	1,669	1,365	1,726	1,478	2,920	4,760	10,008
Noninterest income	17,901	15,819	12,754	11,517	12,288	46,474	35,032
Noninterest expense:
Salaries and employee benefits	20,226	16,942	17,394	15,071	14,412	54,562	41,599
Occupancy	4,669	4,071	4,064	3,228	3,149	12,804	9,058
Data Processing	3,928	3,940	3,454	3,061	3,072	11,322	8,478
Other expenses	9,756	12,365	8,327	16,264	8,116	30,448	25,186

Total noninterest expense	38,579	37,318	33,239	37,624	28,749	109,136	84,321

Income before income taxes	16,785	12,400	12,273	1,466	9,939	41,458	27,837
Income Tax	5,122	4,270	3,923	88	3,262	13,315	9,197
Net income	11,663	8,130	8,350	1,378	6,677	28,143	18,640
Preferred stock dividends	—	—	286	412	443	286	1,326

Net income available to common shareholders	$11,663	$8,130	$8,064	$966	$6,234	$27,857	$17,314